UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

Red Giant Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53310	98-0471928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 E. Hwy 50, Suite 235, Clermont, FL		34711
(Address of principal executive offices)		(Zip Code)

(877) 904-7334
(Issuer's telephone/facsimile numbers, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17CFR240.14a-12)

[ ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act (17CFR240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

NEW NOTE ISSUANCE AND AMENDMENT OF PRIOR NOTE TO LUCAS HOPPEL ("Hoppel")

On December 6, 2015, the parties amended the 12% $27,500.00 note issued to Lucas Hoppel on May 29, 2015 (the “Amended Note”). The Amended Note extends the payment date to twelve months and provides for a penalty of 150% of the outstanding principal amount in the event of default.

The new $100,000 convertible note issued to Lucas Hoppel (the “Hoppel Note”) contains a 12% interest charge and is due and payable one year from the date of each funding made by the lender.

The Hoppel Note contains a default provision, which provides that upon the occurrence of any event of default, the outstanding balance shall immediately increase to 150% of the outstanding balance immediately prior to the occurrence of the event of default (the “Default Effect”) and a penalty of $1,000 (one thousand) per day shall accrue until the default is remedied.  The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

The Hoppel Note is convertible into shares of our common stock at a conversion price equal to the lesser of (a) $0.0001 or (b) 50% of the lowest trade occurring during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in the Hoppel Note.

The description above of the Hoppel Note and the Amended Note do not purport to be complete and are qualified in their entireties by reference to the full text of the Hoppel Note and Amended Note filed as Exhibits 10.1 and 10.2 hereto.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

See the description of the Hoppel Note in Item 1.01 above.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

1. See the description of the Hoppel Note in Item 1.01 above.

2. We issued a total of 450,052,453 shares of common stock between October 20, 2015 and December 18, 2015 pursuant to notices of conversion delivered directly to our stock transfer agent by the holders of our debt instruments as follows:

On October 20, 2015, we issued 40,000,000 shares to AGS Capital Group to convert $4,800.00 of the principal owed under a $19,000 note issued on January 8, 2014 filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q filed on April 21, 2014.  The issuance was made pursuant to an October 6, 2015 notice of conversion.

To LG Capital Funding, LLC, on October 21, 2015, November 4, 2015, and November 12, 2015, we issued 54,626,181 shares, 63,934,454 shares, and 91,491,818 shares, respectively, to convert $6,008.88, $7,032.79, and $5,032.35 of the principal and interest owed under a $18,000 9% Convertible Redeemable Promissory Note dated as of April 16, 2015.  The issuances were made pursuant to October 21, 2015, November 3, 2015, and a November 10, 2015 notices of conversion, respectively.

On December 18, 2015, we issued 200,000,000 restricted shares to Russell C. Weigel, III, P.A., to pay $20,000 in legal fees pursuant to an agreement executed on December 11, 2015. The shares were issued at a price of $0.0001 per share.

The securities in paragraphs 1 and 2 above, and the underlying debt instruments where applicable, were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or pursuant to Rule 506(b) of Regulation D. The shares were issued in private transactions, and all of the purchasers had a professional or lender relationship with us such that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to their respective acquisitions of our securities. All of the purchasers were aware that the shares of common stock offered had not been registered under the Securities Act or under any state securities laws and could not be re-offered or re-sold without registration with the SEC or without an applicable exemption from the registration requirements. All of the purchasers understood the economic risk of an investment in our securities. Neither we nor any person acting on our behalf offered or sold the securities by any form of general solicitation or general advertising.

3. We are issuing 250,000,000 shares of common stock as part of a settlement of a litigation matter described in Section 8 below.

Section 8 - Other Events

Item 8.01 Other Events.

On December 17, 2015 the U.S. District Court for the District of Nevada, after a fairness hearing, entered a Memorandum and Order in Oceana Capitol Group Limited v. Red Giant Entertainment, Inc., Case No. 3:15-cv-00428-MMD, in which the plaintiff’s claim for payment of $180,288 plus attorneys’ fees and expenses was resolved with an initial issuance of 250,000,000 shares of Registrant’s common stock to be followed by additional issuances pursuant to the formula set forth in the parties’ Stipulation. The shares to be issued will be issued pursuant to Section 3(a)(10) of the Securities Act of 1933.

SECTION 9 - EXHIBITS

ITEM 9.01 - EXHIBITS

Exhibit
Number	Description

10.1	Amendment to 12% Convertible Note between the Registrant and Lucas Hoppel dated May 29, 2015 with attached 12% Convertible Note between the Registrant and Lucas Hoppel dated May 29, 2015.

10.2	$110,000 Convertible Note issued to Lucas Hoppel, dated December 17, 2015.

10.3	Stipulation between Oceana Capitol Group Limited and Registrant, dated November 24, 2015.

10.4	Memorandum and Order dated December 17, 2015 entered in Oceana Capitol Group Limited v. Red Giant Entertainment, Inc., Case No. 3:15-cv-00428-MMD (D.Nev.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Giant Entertainment, Inc.

Dated: December 23, 2015	/s/ Benny R. Powell
By: Benny R. Powell
Its: Chief Executive Officer, President,
Chief Financial Officer, and Secretary